FAR WEST GROUP, INC.
                           1665 East 18th Street, Suite 113
                                Tucson, Arizona 87519
                                    (520) 740-1119

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD MAY 23, 2000

          To the Shareholders of Far West Group, Inc.:

          Notice is hereby given that the Annual Meeting of Shareholders of Far West Group, Inc. will be held on Tuesday, May 23, 2000, at 4:00 p.m. MST, at the Marriott University Hotel at 800 East 2nd Street, Tucson, Arizona 87519 for the following purposes:

          1.To elect four (4) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

          2.To approve the Far West Group, Inc. 2000 Stock Option Plan;

          3.To  ratify  the  appointment  of  Jackson   &  Rhodes  P.C.  as
          independent auditors for the
          fiscal year ending December 31, 2000; and

          4.To transact such other business as may properly come before the meeting or any adjournment thereof.

          Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999.

          The Board of  Directors has fixed the close  of business on April
          20,  2000,   as  the  record   date  for  the   determination  of
          shareholders entitled to notice of, and to vote at, the meeting.

          The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

          All stockholders are cordially invited to attend the meeting in person; however, to assure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope. Any stockholder attending the meeting may vote in person even if a proxy has been submitted previously.

                                         By Order of the Board of Directors

                                         /s/ Joseph Brooks
                                         Joseph Brooks
          Tucson, Arizona
          Dated:    April 29, 2000


                    PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

                                 Far West Group, Inc.
                           1665 East 18th Street, Suite 113
                                Tucson, Arizona  87519
                                    (520) 740-1119

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 23, 2000

                                   GENERAL MATTERS

          This Proxy Statement is furnished to the shareholders of Far West Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 23, 2000 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

          Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 1665 East 18th Street, Suite 113, Tucson, Arizona 87519. The Company's telephone number is (520) 740-1119. The mailing of this proxy statement to shareholders of the Company commenced on or about April 29, 2000.

          The total number of shares outstanding and entitled to vote at the meeting as of April 20, 2000 consisted of 7,378,932 shares of common stock, $0.0001 par value. Each share of common stock is entitled to one vote. There is no cumulative voting for directors. Only shareholders of record at the close of business on April 20, 2000 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                               QUORUM AND VOTE REQUIRED

          Under Nevada law, each item of business properly presented at a meeting of shareholders, other than the election of directors, generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Directors must be elected by a plurality of votes cast at an election where a majority of the voting power of the shares are present, either in person or by proxy. Votes cast in person or by proxy, regardless of whether the proxy has authority to vote on all matters, at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. Broker non-votes will be treated as shares not present and entitled to vote.

             SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

          The following table sets forth information as of April 20, 2000 concerning the beneficial ownership of the issued and outstanding common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each current director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.
                                                        Shares
                                           Shares of   Acquired
          Name and address                 Common       within
          of Beneficial Owner              Stock(1)    60 days    Total     %

          Clark Vaught(2)                  2,685,000     -0-   2,685,000  36.4

          Dallas Talley(3)                   616,373     -0-     616,373   8.4

          ABB, Inc.                          500,000     -0-     500,000   6.8

          Chris Sheppard(4)                  430,000     -0-     430,000   5.8

          Tom Friezen                        262,000     -0-     262,000   3.6

          Nicholas Yensen(5)                 130,000     -0-     130,000   1.8

          All current executive officers and directors
          as a group (5 persons)
                                                               4,623,373  62.7

          1. Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

          2. Includes 10,000 shares jointly owned with Ms. Channa Crews, Mr. Vaught's wife.

          3. Includes 13,400 shares held by Ms. Sherry Talley, Mr. Talley's wife.

          4.  Includes 5,000 shares held by Mr. Sheppard's wife.

          5. Mr. Yensen has not been nominated for re-election to the Board of Directors.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The management of FarWest Pump Company, a subsidiary of the Company, approached the Company's Board of Directors to acquire the Pump Company in late 1998. The Company's Board of Directors, at its March 1999 meeting, approved the sale of the Pump Company to the Pump Company's management team effective as of January 1, 1999. To induce the Pump Company management to assume the Pump Company's net liabilities of approximately, $658,000, FarWest agreed to pay the Pump Company $70,000 upon receipt of financing for the Company. In addition, the Company has an account payable of $207,000 to Mr. Clark Vaught, the Company's chairman, which Mr. Vaught agreed to assign to the Pump Company. As of April 20, 2000 the Company has paid to the Pump Company $200,000 according to the agreement. In addition, $70,000 will be paid to the Pump Company when the Company next receives equity investments in an amount sufficient to allow payment to the Pump Company.

          The only investments within the past two years (1998 and 1999) involving management were the payment of accrued salaries through the issuance of restricted common stock. Mr. Vaught and Mr. Talley each converted $105,000 of salaries accrued during the last two years to stock as indicated in Item 6 of the Company's Form 10SB filed with the Securities and Exchange Commission. No other director, officer, or beneficial owner of over 5 percent of a class stock had involvement in any transaction exceeding $60,000.

                                     Proposal #1

                                ELECTION OF DIRECTORS

          It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for director named below. Each of the nominees named below upon election will serve until the next annual meeting or
          until  his successor has  been elected  and qualified.    If, for
          any reason, any of the nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected.

          The Company does not have a nominating committee of the Board of Directors. The by-laws of the Company provide that the Board of Directors may set the number of directors, provided that such number must be at least two. The Board of Directors has adopted a resolution indicating that the Board of Directors of the Company is to consist of seven (7) members. At the current time, there are two (2) vacancies on the Board and Dr. Nicholas Yensen has not been nominated for re-election. As a result, if the nominees listed below are elected at the Annual Meeting, there will be three vacancies on the Board of Directors. Under the Company's governing documents, those vacancies may be filled by the vote of then-current members of the Board of Directors, with the directors so elected to stand for election at the next annual meeting of the Company's shareholders. The Company is seeking additional qualified individuals to serve as "outside" (non-employee) members of the Board of Directors and believes that one or more such individuals may be selected to fill the vacant Board seats later in calendar year 2000. The four nominees named below have been nominated by the Board of Directors of the Company. The nominees are listed below with their ages, their present positions with the Company, if any, and their present principal occupations or employment. Clark Vaught, Dallas Talley and Chris Sheppard have devoted and will devote their full working time to the business of the Company. Thomas Friezen has devoted and will devote such time as is necessary to fulfill his duty as a director.

          Name           Age   Title and Principal Occupation   Director Since

          Clark Vaught   49    Chairman of the Board and Chief
                               Executive Officer                      1996

          Dallas Talley  66    President and Chief Financial
                               Officer                                1998

          Chris Sheppard 42    Vice President                         1997

          Tom Friezen    41    Director of the Company and Chief
                               Financial Officer of Dakota Growers    1996
                               Pasta Cooperative

          Clark Vaught, Chairman, CEO, and major shareholder, founded FarWest Pump and developed it into today's FarWest Group. His background with Westinghouse Hanford Systems aptly prepares him for the technology driven CDT market. Management experience includes large aquifer development projects, water management for White Sands Missile Range, and several Arizona City programs.

          Dallas Talley, President, also currently serving as Financial Officer, has over twenty years of high tech senior executive experience. He has been CEO of Qantel Business Computers, a New York Stock Exchange listed Company, and of two NASDAQ technology companies. He has also been a founder/director of several emerging companies, was executive partner in an international technology marketing and licensing partnership and served as a director of the American Electronics Association and as Chairman of its Silicon Valley Chapter.

          Chris Sheppard, P.E., Chief Engineer, has 25 years of direct mechanical and system engineering experience in the aerospace and electro-optics areas including several positions as President and Chief Engineer. As a major contributor to "Star Wars" programs and several laser tracking/detection systems he developed a relationship with Lawrence Livermore National Laboratory (LLNL). He joined FarWest Group late in 1996 when he evaluated the LLNL Capacitive Deionization Technology (CDT) on their behalf. Since then he has been responsible for technical advances that have brought CDT to the verge of commercialization.

          Tom Friezen is Chief Financial Officer of Dakota Growers Pasta Company, a food processing cooperative located in North Dakota which has annual revenues of approximately $150,000,000. He manages the financial operations and oversees the legal activities of that enterprise.

             MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE

          Other Information Regarding the Board of Directors

          Directors do not receive cash compensation for services as members of the Board of Directors. However, the Company does reimburse Directors for direct expenses incurred due to service on the Board.

          The Company's Audit Committee consist of two directors and the Company's secretary, Mr. Joseph Brooks. Mr. Thomas Friezen is Chairman of the Audit Committee (and an outside director); Mr. Dallas Talley also serves on the Audit Committee. The Audit Committee recommends to the Board of Directors the independent public accountants and reviews the scope of the audit and the actual audit performed by them. It is responsible for insuring that the financial statements present fairly the financial condition of the Company.

          The Board has no other standing committees at this time.

          During the fiscal year ended December 31, 1999, the Company's Board of Directors held two (2) meetings. All incumbent directors attended all meetings. In addition, the Company's directors adopted resolutions with respect to a number of matters by written action during the fiscal year.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

          Summary of Cash and Other Compensation
          The following table sets forth, for the fiscal years ending December 31, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Clark Vaught, the Company's Chief Executive Officer, and the only other executive officers whose compensation
          exceeded  $100,000  in  fiscal   1999  (the  "Named  Executive
          Officers"), for services rendered to the Company in all capacities during the past three fiscal years.

                                     Summary Compensation Table

                                       Annual Compensation(1)
                                 Year Ended                 Other Annual
    Name and Principal Position  December 31,  Salary Bonus Compensation(2)

    Clark Vaught                    1999      $37,500  $0      $105,000
      Chief Executive Officer,      1998       96,000   0           0
      Chairman of the Board         1997       72,000   0           0

    Dallas Talley(3)                1999       37,500   0       105,000
      President, Financial Officer, 1998       84,000   0           0
      Director                      1997          0     0           0

    Chris Sheppard                  1999       37,500   0        37,625
      Vice President Development    1998       72,000   0           0
      Director                      1997       60,000   0           0

          (1)There are currently no Long Term Compensation plans in effect for Company officers or directors.

          (2)Represents the issuance of Common Stock in satisfaction of accrued, unpaid salary.

          (3)Mr. Talley joined the Company in March 1998.

          Stock Options

          There were no stock option grants to the Named Executive Officers during the fiscal year ended December 31, 1999 and there were no option exercises by the Named Executive Officers during the fiscal year ended December 31, 1999.

                                     Proposal #2

                     PROPOSAL TO APPROVE THE Far West Group, Inc.
                                2000 STOCK OPTION PLAN

          Introduction

          On March 20, 2000 the Company's Board of Directors adopted the Far West Group, Inc. 2000 Stock Option Plan (the "2000 Plan"), subject to approval of the 2000 Plan by the Company's shareholders. The purpose of the 2000 Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of the Company and of any subsidiary corporation of the Company, to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

          Summary of the Plan

          Number of Shares. The maximum number of shares of common stock reserved and available under the 2000 Plan for awards is 800,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). Shares of common stock covered by expired or terminated stock options may be used for subsequent awards under the 2000 Plan.

          Eligibility and Administration. Officers and regular full-time executive, administrative, professional, production and technical employees of the Company and its subsidiaries, directors and consultants are eligible to be granted stock options under the 2000 Plan. Approximately five officers and other employees and one non-employee director are currently eligible to participate in the 2000 Plan.

          The 2000 Plan is to be administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, all of whom are "Outside Directors" and "Non-Employee Directors" as defined in the 2000 Plan. The Committee has the power to determine when and to whom options will be granted, the term of each option, the number of shares covered by it and other terms and conditions of each option. The Committee also has the power to construe and interpret the 2000 Plan, and establish and amend any rules and regulations it deems necessary or desirable for the proper administration of the 2000 Plan.

          Stock Options. The Committee may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 2000 Plan may be exercised during their respective terms as determined by the Committee. There is an annual cap of 50,000 on the number of shares granted to an optionee. Further, there is a cap each calendar year of $100,000 per optionee on the aggregate fair market value of the common stock underlying an incentive stock option that is exercisable for the first time.

          Term of Options. For employees who hold more than 10% of the voting power of the Company, the term of an incentive stock options may not be greater than ten years. For employees who do not hold more than 10% of the voting power of the Company, the term of an incentive stock option may not be greater than seven years. The term for any non-qualified stock option may not be greater than a period of ten years and one day from the date of grant.

          Exercise Price. The exercise price per share purchasable under an incentive stock option shall not be less than 110% of fair market value of the Company's common stock on the date the option is granted if granted to an employee who holds more than ten percent (10%) of the Company's voting power. If granted to an employee who do not hold more than 10%, the exercise price shall not be less than 100% of such fair market value. The exercise price per share purchasable under a non-qualified stock option may not be less than 85% of fair market value of the common stock of the Company on the date the option is granted.

          Payment. The Company accepts payment for the exercise of each option in cash, or at the discretion of the Company, by delivery of common stock of the Company already owned by the optionee or by delivery of a promissory note. Any tax withholding requirements associated with the exercise of an option may be satisfied by a withholding of common stock from the shares that would otherwise be deliverable.

          Restrictions. An option may only be exercised by the optionee to whom granted during his or her lifetime. Options under the 2000 Plan are not assignable or transferable, except by will or the laws of descent and distribution. However, the Committee may, in its discretion, allow exercise of an option by a person other than an optionee or allow transfer of the option.

          There is no express limitation on the duration of the 2000 Plan, except for the requirement of the Internal Revenue Code of 1986, as amended, that all incentive stock options must be granted within ten years from the date the Plan is approved by the shareholders.

          Federal Income Tax Consequences. The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

          An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

          If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 20%. Capital gains resulting from property held for less than one year will be treated as short-term capital gains and taxed at the individual's applicable ordinary income tax rate.

          An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

          Registration with the SEC. The Company intends to file a Registration Statement covering the 2000 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, after shareholder approval.

          Shareholder Vote. Shareholder approval of the 2000 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                     Proposal #3

           PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          Introduction

          Jackson & Rhodes P.C. were the auditors for the fiscal year ended December 31, 1999 and the Company's Board of Directors has selected them as auditors for the year ending December 31, 2000. Representatives of Jackson & Rhodes P.C. are expected to be present at the meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.

          Vote Required

          If a quorum is present and voting, the affirmative vote of a majority of the votes cast with regard to ratification of the appointment of the independent auditors will be required to ratify that appointment.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                    ANNUAL REPORT

          An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended December 31, 1999 accompanies this Notice of Annual Meeting and proxy solicitation material.


                                SHAREHOLDER PROPOSALS

          Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

          The Far West Group, Inc. 2001 Annual Meeting of Shareholders is expected to be held on or about May 11, 2001. Proxy materials for that meeting are expected to be mailed on or about April 11, 2001. Under SEC Rule 14a-8, shareholder proposals to be included in the Far West Group, Inc. proxy statement for that meeting must be received by Far West Group, Inc. on or before December 12, 2000. Additionally, if Far West Group, Inc.
          receives notice of a shareholder proposal after February 26, 2001, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a- 5(e) and the persons named in proxies solicited by the Board of Directors of Far West Group, Inc. for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

                                     SOLICITATION

          The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

             COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
          OF1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
          Section 16(a) forms they file, including Forms 3, 4 and 5. Although the Company filed a registration statement on Form 10SB in late
          November, 1999, that registration statement did not become effective during the fiscal year ended December 31, 1999. As a result, none of the Company's insiders had an obligation to file any Forms 3, 4 or 5 during the fiscal year ended December 31, 1999.

                                    OTHER BUSINESS

          The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

          ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Joseph Brooks
                                         Joseph Brooks,  Secretary

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          PROXY     FAR WEST GROUP, INC.

                    Solicited on Behalf of the Board of Directors
                     for the Annual Meeting of Shareholders to be
                                 Held on May 23, 2000

          The undersigned hereby constitutes and appoints Clark Vaught and Dallas Talley, and each of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of Far West Group, Inc., to be held on May 23, 2000 at 4:00 MST, in Tucson, Arizona and at any adjournment or adjournments thereof:

          1.Election of Directors:

          _____ FOR all nominees listed below_____ WITHHOLD AUTHORITY (except as marked to the contrary below)to vote for all nominees

          (INSTRUCTIONS:   To withhold authority to vote for any individual
          nominee,    mark  the FOR  box  and  strike  a  line through  the
          nominee's name in the list below).

          Thomas Friezen

          Chris Sheppard

          Dallas Talley

          Clark Vaught

          2.TO APPROVE THE ADOPTION OF THE FAR WEST GROUP, INC. 2000 STOCK OPTION PLAN:

          FOR____

          AGAINST____

          ABSTAIN____


          3.TO RATIFY AND APPOINT JACKSON & RHODES P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2000:

          FOR____

          AGAINST____

          ABSTAIN____

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          4.IN  THEIR DISCRETION, THE  PROXIES ARE AUTHORIZED  TO VOTE UPON
          ANY  OTHER MATTERS COMING BEFORE THE MEETING.

          The  shares represented by this proxy will be voted in accordance
          with  the  specifications   made and  in  favor of  the directors
          nominated  by  management  if there is no specification.

                                         I plan to attend the meeting _____

                                         DATE:_____________________, 2000

                                         _________________________________
                                         Signature

                                         _________________________________
                                         Signature if held jointly

               Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

          PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

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